SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2013

Superior Oil and Gas Co.

(Exact Name Of Registrant As Specified In Charter)

Nevada	005-50173	87-0537621
(State Of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

844 South Walbaum Road

Calumet, OK 73014

(Current Address of Principal Executive Offices)

Phone number: (405) 884-2080

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8 – Other Events

Item 8.01. Other Events

1. On 01/25/2013, the SEC announced the temporary (two- week) suspension of trading in the securities of 10 companies including Superior. Trading was suspended commencing that day and ending during the evening two weeks later on Thursday, February 7, 2013.

The reason for the suspension stated by the SEC is “due to the lack of current and accurate information about the companies because they have not filed certain periodic reports with the Commission.”

The Commission alerted brokers and dealers to the fact that, at the termination of the two-week trading suspension, no quotation may be entered relating to the securities of any of the 10 companies unless and until the broker or dealer has strictly complied with all of the provisions of Exchange Act Rule 15c2-11. These provisions regard the necessity of the broker or dealer to have in its possession certain required information, including financial information, concerning a company. Rule 15c2-11 information is similar to the type of information that is required by the Commission to be contained in periodic reports filed at the Commission by companies that have securities registered with the Commission.

2. At the same time, the Commission commenced administrative proceedings against each of the 10 companies to determine whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding 12 months, or to revoke the registration of, each class of securities registered with the Commission by each of the 10 companies.

3. The Commission’s allegation regarding Superior is accurate. The fact is that Superior last filed a periodic report with the Commission for the interim quarterly period ended September 30, 2010.

4. After consultation with the Commission by Superior’s attorney, and acting partially upon a suggestion made by a representative of the Commission, Superior has determined to take the following actions, which it believes are in the best interests of its shareholders and in informed trading in its common stock in the over-the-counter market.:

•	Superior shall consent to the entering of an Order of the Commission that revokes the registration of Superior’s common stock with the Commission.

•	Superior shall with all deliberate haste prepare financial statements for the two annual periods ended December 31, 2011 and December 31, 2012, have these statements audited, draft appropriate current information regarding Superior’s business and activities, and otherwise prepare a Form 10 for filing with the Commission, which Form 10 will re-register Superior’s common stock with the Commission.

•	At the same time, in the interest of obtaining an early resumption of trading in Superior’s common stock, Superior shall prepare Rule 15c2-11 textual and financial information for brokers, dealers and investors and shall publish this information on OTC Markets Group’s OTC Disclosure and News Service. Because the financial statements in the 15c2-11 disclosures need not be audited, the publication of the 15c2-11 disclosures should be accomplished well before the effectiveness of the Form 10 to be filed with the Commission and will enable brokers and dealers to once again enter quotes in the OTC market for the trading of Superior’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1923, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2013

Superior Oil and Gas Co.

By: / s / Dan Lloyd, Jr.
Dan Lloyd, Jr., President